SCHEDULE 14C
                                 (Rule 14c-101)

             Information Statement Pursuant to Section 14(c) of the
                         Securities Exchange Act of 1934

Check the appropriate box:

___  Preliminary Information Statement
_X_  Definitive Information Statement
___  Confidential, for Use of the
     Commission Only (as permitted
     by Rule 14c-5(d) (2))

                              RADYNE COMSTREAM INC.
                  (Name of Registrant as Specified in Charter)

Payment of Filing Fee (Check the appropriate box):

     _X_  No fee required
     ___  Fee computed on table below per Exchange Act Rules 14c-5(g) and 0-11.

(1)  Title of each class of securities to which transaction applies:

(2)  Aggregate number of securities to which transaction applies:

(3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

(4)  Proposed maximum aggregate value of transaction:

(5)  Total fee paid:

     ___  Fee paid previously with preliminary materials.

     ___ Check box if any part of the fee is offset as provided by Exchange Act Rule 0- 11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)  Amount Previously Paid:

(2)  Form, Schedule or Registration Statement No.:

(3)  Filing Party:

(4)  Date Filed:

                              RADYNE COMSTREAM INC.

                                  May 12, 1999


TO THE STOCKHOLDERS OF RADYNE COMSTREAM INC.

     You are invited to attend the Annual Meeting (the "Annual Meeting") of the Stockholders of Radyne ComStream Inc. (the "Company") to be held on June 15, 1999 at 2:00 p.m., local time, at the offices of the Company, 3138 East Elwood Street, Phoenix, Arizona 85034.

     Details of the business to be conducted at the Annual Meeting are given in the attached Notice of Annual Meeting and Information Statement.

     We look forward to seeing you at the Annual Meeting.


     /s/ Robert C. Fitting
     ---------------------

     Robert C. Fitting

     Chief Executive Officer




May 12, 1999

                              RADYNE COMSTREAM INC.
                             3138 East Elwood Street
                             Phoenix, Arizona 85034

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                           TO BE HELD ON JUNE 15, 1999


     NOTICE IS HEREBY GIVEN that an Annual Meeting of Stockholders (the "Annual Meeting") of Radyne ComStream Inc. (the "Company"), a New York corporation, will be held on June 15, 1999 at 2:00 p.m., local time, at the offices of the Company, 3138 East Elwood Street, Phoenix, Arizona 85034 for the following purposes:

          1. To elect 6 directors to serve for the ensuing year and until their successors are elected;

          2. To ratify the selection of KPMG LLP as the Company's independent accountants for the fiscal year ended December 31, 1998 and the fiscal year ending December 31, 1999; and

          3. To act upon such other matters as may properly come before the meeting or any adjournments or postponements thereof.

     The foregoing items of business are more fully described in the Information Statement accompanying this Notice.

     Only Stockholders of record at the close of business on April 16, 1999 are entitled to notice of and to vote at the meeting and at any adjournment thereof. The stock transfer books will not be closed between the record date and the date of the meeting. A list of Stockholders entitled to vote at the Annual Meeting will be available for inspection at the offices of the Company, 3138 East Elwood Street, Phoenix, Arizona 85034.

     All Stockholders are cordially invited to attend the meeting in person. However, since it is anticipated that a single shareholder which holds a majority of the Common Stock of the Company will vote in favor of all of the aforementioned proposals, we are not soliciting proxies.

                              RADYNE COMSTREAM INC.
                             3138 East Elwood Street
                             Phoenix, Arizona 85034

                                   ----------

                              INFORMATION STATEMENT
                             Pursuant to Section 14
                     of the Securities Exchange Act of 1934
                 and Regulation 14C and Schedule 14C Thereunder

                                   ----------

                      WE ARE NOT ASKING YOU FOR A PROXY AND
                    YOU ARE REQUESTED NOT TO SEND US A PROXY

                                   ----------



     This Information Statement (the "Information Statement") is being furnished pursuant to Sections 14(a) and 14(c) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), to the holders (the "Stockholders") of the common stock, par value $.002 per share (the "Common Stock"), of Radyne ComStream Inc., a New York corporation (the "Company"), in connection with certain proposals to be voted on by the Stockholders at an Annual Meeting to be held on June 15, 1999 at 2:00 p.m., local time, at the offices of the Company, 3138 East Elwood Street, Phoenix, Arizona 85034. This Information Statement was first mailed to Stockholders on or about May 12, 1999.

                               PURPOSE OF MEETING

     The Annual Meeting is being held for the following purposes:

          1. To elect 6 directors to serve for the ensuing year and until their successors are elected;

          2. To ratify the selection of KPMG LLP as the Company's independent accountants for the fiscal year ended December 31, 1998 and the fiscal year ending December 31, 1999; and

          3. To act upon such other matters as may properly come before the meeting or any adjournments or postponements thereof.

     The foregoing items of business are more fully described herein. The record date for determining those Stockholders who will be entitled to notice of, and to vote at, the Annual Meeting and at any adjournment thereof is April 16, 1999 (the "Record Date"). The stock transfer books will not be closed between the Record Date and the date of the meeting. A list of Stockholders entitled to vote at the Annual Meeting will be available for inspection at the offices of the Company, 3138 East Elwood Street, Phoenix, Arizona 85034.

                                  VOTING RIGHTS

     Each share of Common Stock entitles the holder thereof to one vote. It is anticipated that at the Annual Meeting, Stetsys US, Inc. and Stetsys Pte Ltd, (collectively, "ST"), members of the Singapore Technologies group which together hold approximately 91% of the 5,934,340 shares of Common Stock outstanding as of the Record Date, will vote in favor of the aforementioned proposals. Since the proposals will have been approved by the holders of the required majority of the issued and outstanding Common Stock, and since the Company has no other outstanding class of stock, no proxies are being solicited in connection with this Information Statement and the accompanying Notice of Annual Meeting of the Stockholders of the Company.

     Pursuant to Rule 14c-2 under the Exchange Act, the proposals will not be adopted until a date at least twenty (20) days after the date on which this Information Statement has been mailed to the Stockholders. As this Information Statement is being sent to the beneficial owners of the Common Stock on May 12, 1999, which is more than twenty (20) days before the date of the Annual Meeting, the Company anticipates that the actions contemplated by this Information Statement will be effected on or about the close of business on the date of the Annual Meeting.

     The Company has asked brokers and other custodians, nominees and fiduciaries to forward this Information Statement to the beneficial owners of the Common Stock held of record by such persons and will reimburse such persons for out-of-pocket expenses incurred in forwarding such material.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     The following table sets forth, as of the date hereof, the ownership of the Common Stock by (i) each person who is known by the Company to own of record or beneficially more than 5% of the outstanding Common Stock, (ii) each of the Company's directors and its Chief Executive Officer and Executive Vice President, and (iii) all directors and executive officers of the Company as a group. Except as otherwise indicated, the Stockholders listed in the table have sole voting and investment powers with respect to the shares indicated.

                                                    NUMBER OF         PERCENTAGE
NAME AND ADDRESS                                     SHARES            OF CLASS
----------------                                     ------            --------


Stetsys US, Inc.                                    1,180,000           19.88%

     c/o Singapore Technologies Pte Ltd
     83 Science Park Drive
     #01-01/02 The Curie, Singapore Science Park
     Singapore 118258

Stetsys Pte Ltd                                     5,376,000(1)        90.59%

     c/o Singapore Technologies Pte Ltd
     83 Science Park Drive
     #01-01/02 The Curie, Singapore Science Park
     Singapore 118258

Dennis W. Elliott                                        --              --

     c/o Radyne ComStream Inc.
     3138 East Elwood Street
     Phoenix, Arizona 85034

Steven Eymann                                         230,335(2)         3.74%

     c/o Radyne ComStream Inc.
     3138 East Elwood Street
     Phoenix, Arizona 85034

Robert C. Fitting                                     226,335(2)         3.67%

     c/o Radyne ComStream Inc.
     3138 East Elwood Street
     Phoenix, Arizona 85034

Robert A. Grimes                                         --              --

     c/o Radyne ComStream Inc.
     3138 East Elwood Street
     Phoenix, Arizona 85034

                                                    NUMBER OF         PERCENTAGE
NAME AND ADDRESS                                     SHARES            OF CLASS
----------------                                     ------            --------

Lee Yip Loi                                              --              --

     c/o Singapore Technologies Pte Ltd
     83 Science Park Drive
     #01-01/02 The Curie, Singapore Science Park
     Singapore 118258

Chan Wee Piak                                          10,000               *

     c/o Singapore Technologies Pte Ltd
     83 Science Park Drive
     #01-01/02 The Curie, Singapore Science Park
     Singapore 118258

Lim Ming Seong                                           --              --

     c/o Singapore Technologies Pte Ltd
     83 Science Park Drive
     #01-01/02 The Curie, Singapore Science Park
     Singapore 118258

All directors and executive officers of the           466,670(2)         7.31%
     Company as a group

----------

*    Less than one percent.


     (1) The shares reported as owned by Stetsys Pte Ltd include the shares reported as beneficially owned by Stetsys US, Inc., of which Stetsys Pte Ltd is sole stockholder. 100% of the stock of Stetsys US, Inc. and Stetsys Pte Ltd is ultimately owned by the Minister for Finance (Incorporated) of Singapore.

     (2) Includes 226,335 shares underlying exercisable options held by each of Messrs. Eymann and Fitting.

                                   ----------

          SHAREHOLDER PROPOSALS TO BE PRESENTED AT NEXT ANNUAL MEETING

     Shareholder proposals that are intended to be presented at the Company's Annual Meeting of Stockholders to be held in 2000 must be received by the Company no later than January 14, 2000 in order to be included in the Information or Proxy Statement and related materials relating to that meeting.

                                  PROPOSAL ONE

                              ELECTION OF DIRECTORS

General

     A board of six (6) directors is to be elected at the Annual Meeting. It is expected that a majority of the Common Stock will be voted in favor of the six
(6) nominees named below, five (5) of whom are presently directors of the Company. The board recognizes the service of Chan Wee Piak, who previously served as a director of the Company and who has elected not to stand for election as a director for the coming year. In the event that any management nominee is unable or declines to serve as a director, an alternate nominee shall be designated by the present Board of Directors to fill the vacancy. The Company is not aware of any nominee who will be unable or will decline to serve as a director. The term of office for each person elected as a director will continue until the next Annual Meeting of Stockholders or until his or her successor has been elected and qualified.

Vote Required

     If a quorum is present and voting, the six (6) nominees receiving the highest number of votes will be elected to the Board of Directors.

Nominees

     The names of the nominees, and certain information about them are set forth below:

Name of Nominee           Age       Title
---------------           ---       -----

Lim Ming Seong            51        Chairman of the Board of Directors

Lee Yip Loi               55        Director

Robert A. Grimes          46        Director

Dennis W. Elliott         57        Director

Tang Kum Chuen            43        Nominee for Office of Director

Robert C. Fitting         64        Director, Chief  Executive Officer and
                                      President

     LIM MING SEONG has been a Director and Chairman of the Board of the Company since August 13, 1996 and is chairman of its Compensation Committee. He is the Chairman of ST and of Vertex Management, Inc., a member of the Singapore Technologies group, and he has been Group Director of Singapore Technologies Pte Ltd, the parent of ST since February of 1995. From March 1992 until February 1995, he was Executive Director of Singapore Technologies Ventures Pte Ltd and from February 1990 to March 1992, he was Group President of Singapore Technologies Holdings Pte Ltd. Prior to that time he held various corporate and government positions, including Deputy Secretary in the Singapore Ministry of Defense from 1979 to 1986. Mr. Lim is a director of 41 subsidiary companies of Singapore Technologies.

     LEE YIP LOI has been a Director of the Company since August 13, 1996 and is chairman of the Audit Committee and a member of the Compensation Committee of the Board. He was Regional Director (America) of Singapore Technologies Pte Ltd from March 1994 until December 1998, and from May 1990 to January 1997 he was President of its affiliate, Metheus Corporation. Prior to that time he held a number of managerial positions with such corporations as Morgan Guaranty Trust and Singapore Technologies Pte Ltd and government positions with the Singapore Ministries of Education, Defense, Culture and Home Affairs. Mr. Lee is currently a director of Stetsys Pte Ltd, Stetsys US Inc., California Avitron Corporation, Tritech Microelectronics Ltd, Chartered Semiconductor Manufacturing Inc., ST Assembly and Test Services, Inc., and Vertex Management, Inc.

     ROBERT A. GRIMES, who is a member of the Audit and Compensation Committees of the Board, has served as a member of the Board of Directors since December, 1994. He has been President of Pinkerton Systems Integration since 1998. From 1991 to 1998 Mr. Grimes served as a member of the Board of Engineering and Technical Services, Inc. of which he was President until December 31, 1997. He was also the President of Stetsys US, Inc. from February 24, 1997 to January 23, 1998.

     DENNIS W. ELLIOTT has been a Director and a member of the Audit and Compensation Committees since October 1998. He is the President of Elliott Communications Co., a technology/marketing consulting concern involved in advising companies on strategy and developing operating ventures in telecommunications, data networking, digital television/HDTV and multimedia. Until September 1998, Mr. Elliott was a Director of STM Wireless, Inc. and a member of its Compensation Committee from January to September 1998. Mr. Elliott is currently a director of Firetalk, Inc. He has also held executive positions at Pacific Telecom, Inc., RCA American Communications (now GE American Communications) and RCA Global Communications.

     TANG KUM CHUEN is a new nominee to the Board of Directors of the Company. Mr. Tang has been the General Manager of Agilis Communication Technologies Pte Ltd since January 1999. From July 1997 until December 1998, he was the Deputy General Manager of CET Technologies Pte Ltd. From April 1990 until June 1997, he was employed by Singapore Technologies Electronics Limited, initially as Senior Project Engineer and promoted to Divisional Manager on 1 July 1996. From May 1987 until March 1990, he held various government positions with the Singapore Ministry of Defense. Mr. Tang has a Master of Science degree (IE) from the National University of Singapore and a Bachelor of Engineering degree (First Class Honors) from Monash University.

     ROBERT C. FITTING has been Chief Executive Officer of the Company since October 1998 and has been President of the Company since February 1995. He became a Director of the Company in March 1995. Mr. Fitting has a Master of Electrical Engineering degree from New York University and a Bachelors with distinction from Penn State University. His professional career began at Bell Laboratories in 1962 where he spent six years developing innovative communication technologies. Mr. Fitting then joined the Motorola Government Electronics Division where he was an engineering manager. He published more than a dozen technical papers and was awarded a number of patents. He left Motorola in 1978 to build a new company under an agreement with Comtech Telecommunications. The new company was named Comtech Data Corporation, currently known as Fairchild Data Corporation. Mr. Fitting was the General Manager and President of Comtech Data Corporation from 1978 to 1984. He left Comtech to start a new company called EFData Corporation. As co-founder, CEO and President of EFData Corporation, Mr. Fitting built the company into a worldwide market leader in satellite communications equipment. While at EFData, Mr. Fitting won the "Arizona Entrepreneur of the Year" award in 1993 in the manufacturing/high technology category.

Board Meetings and Committees

     The Board of Directors of the Company held a total of four meetings during the year ended December 31, 1998. Each Director attended all of the meetings of the Board of Directors and committees thereof, if any, upon which such Director served, except that Mr. Chan was absent from one meeting of the Compensation Committee. The Board of Directors has an Audit Committee and a Compensation Committee.

     The Audit Committee, which consists of directors Lee, Grimes and Elliott, met three times during the fiscal year ended December 31, 1998. The Audit Committee reviews and approves the scope of the audit performed by the Company's independent auditors as well as the Company's accounting principles and internal accounting controls.

     The Compensation Committee, which consists of directors Lim, Lee, Chan, Elliott and Grimes, met three times during the fiscal year ended December 31, 1998. The Committee reviews the performance of management and will at the appropriate times review the structure of management and plans for management succession. The Committee also reviews and approves the Company's compensation policies and administers the Company's 1996 Incentive Stock Option Plan.

     The Company's policy during the year ended December 31, 1998 was initially to provide no compensation to directors for their services other than reimbursement of expenses incurred in connection with attendance at Board meetings. On October 6, 1998, the Board of Directors resolved that outside directors will be paid $4,000 per meeting attended and $500 if attendance is via telephone. Moreover, commencing in March 1999, all directors will be eligible to receive stock options, if granted.

                                  PROPOSAL TWO

                     RATIFICATION OF INDEPENDENT ACCOUNTANTS

     The Company is asking the Stockholders to ratify the selection of KPMG LLP as the Company's independent accountants for the fiscal year ended December 31, 1998 and for the fiscal year ending December 31, 1999. It is anticipated that holders of a majority of the shares of Common Stock outstanding will vote in favor of this proposal, which will be sufficient for such ratification.

     KPMG LLP has audited the Company's financial statements since the fiscal year ended December 31, 1998. It is not expected that a representative of KPMG LLP will be present at the Annual Meeting.

     On July 17, 1998 the Company engaged KPMG LLP as its principal independent accountant to audit its financial statements and terminated its engagement of Deloitte & Touche LLP. This change was recommended by the audit committee, and approved by the Board of Directors, of the Company.

     The Board of Directors concluded that the retention of KPMG LLP, which is the principal accounting firm for the controlling beneficial owner of the Company's common stock, Singapore Technologies Pte Ltd ("STPL"), would be the most prudent course of action. Although the Company's relationship with Deloitte & Touche was extremely satisfactory, the Board believed that this step would enable the Company to share in the advantages of scale inherent in its status as a member of the STPL group.

     Deloitte & Touche's reports on the Company's financial statements for the past two fiscal years contained neither an adverse opinion, a disclaimer of opinion nor a qualification or modification as to uncertainty, audit scope or accounting principles. There has been no disagreement, during or subsequent to the Company's past two fiscal years, between the Company and Deloitte & Touche on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which disagreement, if not resolved to their satisfaction, would have caused Deloitte & Touche to make reference to the subject matter of such disagreement in connection with its report.

                 EXECUTIVE COMPENSATION AND RELATED INFORMATION

Compensation Committee Report on Executive Compensation

     The Company's executive officers, Robert C. Fitting and Steven Eymann, its Chief Executive Officer and Executive Vice President, respectively, are compensated pursuant to an employment agreement which was executed in 1995 prior to the Committee members' election to the Board. Mr. Fitting's and Mr. Eymann's compensation is composed principally of base salary and stock options granted in 1996 and 1998. The options granted in 1996 were originally subject to conditions as to exercisability as set forth in the 1995 employment agreement. As such, those options would become exercisable in accordance with a milestone schedule by reference to the Company's earnings before interest and taxes. On October 6, 1998, the

Committee determined, and the Board agreed, that the milestones should be deemed satisfied as a result of the Company's acquisition of ComStream Holdings, Inc. Accordingly, those options have become exercisable.

     In addition, on October 6, 1998, the Committee and the Board recognized the fact that the ComStream acquisition more than doubled the size of the Company, with a resulting substantial increase in the responsibilities of Messrs. Fitting and Eymann. As a result, Mr. Fitting's annual salary was increased from $130,000 to $160,000 and Mr. Eymann's from $125,000 to $140,000.


                                            Compensation Committee:

                                            Lim Ming Seong, Chairman
                                            Lee Yip Loi
                                            Chan Wee Piak
                                            Robert A. Grimes
                                            Dennis W. Elliott


Compensation Committee Interlocks and Insider Participation

     The Compensation Committee has consisted of Messrs. Lim, Chan, Lee, Elliott and Grimes. There were no interlocking relationships between the Company and other entities that might affect the determination of the compensation of the executive officers of the Company.

                           SUMMARY COMPENSATION TABLE

                                     YEAR                                       ALL OTHER
NAME AND PRINCIPAL POSITION        ENDED(1)      SALARY       OPTIONS(#)      COMPENSATION(2)
---------------------------        --------      ------       ----------      ---------------
Robert C. Fitting, CEO             12/31/98     $144,234        30,000            $1,186
                                   12/31/97      116,529             0             1,165
                                   12/31/96       40,000       279,085               435
                                   06/30/96       80,000             0               738

Steven Eymann, Exec. Vice Pres.    12/31/98     $133,543        30,000            $1,174
                                   12/31/97       11,162             0             1,112
                                   12/31/96       40,000       279,085               435
                                   06/30/96       80,000             0               738

----------

(1) The Company's fiscal year was changed to the calendar year, so the figures shown for the year ended December 31, 1996 reflect a period of six months.

(2)  Matching 401(k) plan contributions.

                                           OPTION GRANTS IN LAST FISCAL YEAR

                                      PERCENT OF TOTAL OPTIONS
                        OPTIONS        GRANTED TO EMPLOYEE IN        EXERCISE        EXPIRATION          START DATE
NAME                    GRANTED              FISCAL YEAR               PRICE            DATE          PRESENT VALUE(1)
----                    -------       ------------------------       --------         --------        ----------------
Robert C. Fitting       15,000                   3%                    $2.50          02/05/08              $3.37
                        15,000                   3%                    $3.125         10/15/08              $2.48
Steven Eymann           15,000                   3%                    $2.50          02/05/08              $3.37
                        15,000                   3%                    $3.125         10/15/08              $2.48

----------

(1) Based on the Black-Scholes option pricing model, assuming that one-fourth of the options will be exercisable on the grant date and each of the first three anniversaries thereof, no dividend yield, expected volatility of 105% and a risk-free interest rate of 6.125%.

          AGGREGATE OPTION EXERCISES IN 1998 AND HOLDINGS AT YEAR END

     The following table sets forth information concerning option exercises and option holdings for the year ended December 31, 1998 with respect to Robert C. Fitting, the Chief Executive Officer and President of the Company and Steven Eymann, the Executive Vice President.

                       AGGREGATE OPTIONS EXERCISED IN THE
                LAST FISCAL YEAR AND FISCAL YEAR END OPTION VALUE

                                                             NUMBER OF UNEXERCISED             VALUE OF UNEXERCISED,
                             NUMBER                             OPTIONS HELD AT               IN THE MONEY OPTIONS AT
                           SHARES OF                           DECEMBER 31, 1998               DECEMBER 31, 1998 (1)
                          ACQUIRED ON        VALUE        ---------------------------       --------------------------
NAME                        EXERCISE        REALIZED      EXERCISABLE   UNEXERCISABLE       EXERCISABLE  UNEXERCISABLE
----                        --------        --------      -----------   -------------       -----------  -------------
Robert C. Fitting              0             $0.00          182,585         62,500           $157,418       $47,656

Steven Eymann                  0             $0.00          182,585         62,500            157,418        47,656

----------

(1) Based on the December 31, 1998 closing price of the Common Stock of $3.375 per share on the OTC Bulletin Board, less the per share exercise price.

Performance Graph

     Set forth below is a line graph comparing the cumulative total returns (assuming the investment of $100 on January 31, 1994 and the reinvestment of dividends1/) on the Company's Common Stock against the Russell 3000 Stock Index and the SIC Code 366 - Communication Equipment Index prepared by Media General Financial Services, Inc. for the period from January 31, 1994 through December 31, 1998. It should be noted that the Company's predecessor, Radyne Corp., operated under Chapter 11 bankruptcy protection from April 1994 until December 16, 1994, and that the results reported in the graph are not to be interpreted as forecasts of the future performance of the Company's Common Stock.


 [THE FOLLOWING TABLE WAS REPRESENTED BY A LINE GRAPH IN THE PRINTED MATERIAL]

                           1/31/94    12/16/94    6/30/95     6/30/96    12/31/96   12/31/97   12/31/98
RADYNE COMSTREAM INC.       100.00      38.46      250.00     288.46      307.69     276.92     207.69
SIC CODE INDEX              100.00     103.83      117.10     136.08      127.29     146.01     153.19
RUSSELL 3000 INDEX          100.00      97.20      115.93     146.09      161.98     213.47     264.31


Employment Agreements

     Under the employment agreement between the Company and Messrs. Fitting and Eymann, they will serve as President and Vice President of the Company, respectively, until the earlier of June 30, 2000 or such time as the Company's adjusted earnings before interest and taxes exceeds $6,000,000 for a period of four (4) calendar quarters. Pursuant to the agreement, the Company presently pays Mr. Fitting an annual salary of $160,000 and Mr. Eymann an annual salary of $140,000 and has granted them certain of the stock options described in the above table. Each of Mr. Fitting and Mr. Eymann has also agreed that if he exercises any of such stock options, he will not engage in any business which competes with the Company until after the second anniversary of his termination of employment with the Company, except in the case of involuntary termination without cause.

Certain Relationships and Related Transactions

     Sales to ETS for the twelve month period ended December 31, 1998, were $50,000. Until October 1998, ETS was a wholly owned subsidiary of ST. During the fiscal year ended December 31, 1998, the Company made sales to Agilis Communication Technologies Pte Ltd, another member of the Singapore Technologies group, of $65,000. The General Manager of Agilis, Chan Wee Piak, is a Director of the Company.

     ST loaned $10 million to the Company in connection with the ComStream acquisition. Under the terms of this loan, the Company is required to repay ST with interest at 6.375% per annum out of the proceeds of a rights offering of its Common Stock. In turn, Stetsys Pte Ltd has agreed to purchase approximately $16,040,000 of Common Stock at $3.73 in the rights offering. As of December 31, 1998, the Company owed ST another $5,618,272, plus interest at rates ranging from 6.625% to 6.844% per annum.

     Interest expense on notes payable to affiliates was $581,000 for the year ended December 31, 1998.

----------
(1)  No cash dividends have been declared on the Company's Common Stock.

     Management believes that all of the foregoing transactions were on terms no less favorable to Radyne ComStream than it could have obtained in arms length transactions with unaffiliated third parties.

Section 16(a) Beneficial Ownership Reporting Compliance

     Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company's executive officers and directors, and persons who own more than ten percent of a registered class of the Company's equity securities to file reports of ownership and changes in ownership with the Securities and Exchange Commission ("SEC"). Executive officers, directors and greater than ten percent Stockholders are required by SEC regulation to furnish the Company with copies of all Section 16(a) forms they file. Based solely on its review of the copies of such forms received by it during the year ended December 31, 1998, the Company believes that, during such year its executive officers, directors and ten percent Stockholders complied with all such filing requirements, except that a Form 3 report was filed late by Dennis Elliott and three Form 4 reports were filed late by Robert Grimes.

                                 OTHER MATTERS

     The Board knows of no other matters to be presented for shareholder action at the Annual Meeting. However, other matters may properly come before the Annual Meeting or any adjournment or postponement thereof.

                             ADDITIONAL INFORMATION

     The Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1998, including financial statements, is enclosed herewith. The Company will furnish any exhibit to such Annual Report on Form l0-K upon request by a stockholder directed to Director of Administration, Radyne ComStream Inc., 3138 East Elwood Street, Phoenix, Arizona 85034, for a fee limited to the Company's reasonable expenses in furnishing such exhibits.

                                       By order of the Board of Directors

                                       /s/ Garry Kline
                                       ----------------------------------
                                       Garry Kline
                                       Secretary

Phoenix, Arizona
May 12, 1999


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